Consent of Independent Auditors




The Board of Directors
Aetna Series Fund, Inc.:

We consent to the use of our report dated December 6, 1996 incorporated herein by reference.




                                                     /s/ KPMG Peat Marwick LLP


Hartford, Connecticut
July 8, 1997